EXHIBIT 99.1

Immediately

Mark Furlong (414) 765-8052
Don Wilson (414) 765-8043

MARSHALL & ILSLEY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Milwaukee, Wis. - April 11, 2003 - Marshall & Ilsley Corporation (NYSE: MI) today reported 2003 first quarter adjusted earnings of $0.57 per diluted share, or $129.5 million, as compared to $0.53 per diluted share, or $115.6 million, in the first quarter of 2002. First quarter adjusted earnings per share increased 7.5 percent over the same period in 2002. Earnings for the first quarter in 2003 were $0.56 per diluted share, or $128.0 million. First quarter earnings per share increased 5.7 percent over the first quarter of 2002. First quarter 2003 adjusted results exclude $0.01 per share in acquisition-related transition expenses.

Return on average assets based on adjusted income for the first quarter was 1.61 percent as compared to 1.72 percent for the same period in 2002. Return on equity based on adjusted income was 16.95 percent this quarter as compared to 18.04 percent for the first quarter of 2002.

Based on net income, return on average assets for the first quarter was 1.59 percent compared to 1.72 percent for the same period in 2002. Based on net income, return on equity was 16.75 percent this quarter as compared to 18.04 percent for the first quarter of 2002.

The Corporation's provision for loan and lease losses was $25.7 million in the first quarter, versus $15.2 million in the same period last year. Net charge-offs for the period were $25.8 million, or 0.44 percent of total average loans and leases outstanding this quarter, and $11.2 million a year ago or 0.23 percent of total average loans and leases. Included in the charge-offs for this quarter was $19.0 million related to the carrying value of lease obligations for airplanes leased to Midwest Express Airlines, Inc., the principal subsidiary of Midwest Express Holdings, Inc. At March 31, 2003 and 2002, the allowance for loan and lease losses was 1.40 percent of total loans and leases. Nonperforming loans and leases were 0.88 percent of total loans and leases at March 31, 2003, and 0.84 percent at March 31, 2002.

Assets at March 31, 2003 were $33.2 billion, compared to $28.6 billion at the end of 2002. Book value per share was $13.89 at March 31, 2003, compared to $12.42 for the same date a year ago. Total loans and leases at quarter end were $24.2 billion, compared to $20.3 billion at March 31, 2002.

All per share information reflects the two-for-one stock split which was effective June 17, 2002.

Adjusted income results for the first quarter of 2003 provided in this press release exclude certain transactions which management believes should be excluded in order to have a clear understanding of the Corporation's financial results. These items, which are included in GAAP net income results but which are excluded from adjusted income results, are described in the reconciliation table at the end of this press release.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $33.2 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 208 offices throughout the state. In addition, M&I has 25 locations throughout Arizona; 10 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth Minn.; Las Vegas, Nev.; and Naples, Fla. M&I's Southwest Bank affiliate has six offices in the St. Louis area, and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation's wholly owned technology subsidiary, is a leading financial services enabler - providing virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I's customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I's future operations and financial results. Such statements are subject to important factors that could cause M&I's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I's Annual Report on Form 10-K for the year ended December 31, 2002, under the heading "Forward-Looking Statements" which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I's SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. central daylight time Friday, April 11, regarding first quarter earnings. For those interested in participating, please call 1-800-211-3767 and ask for M&I's quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through 5:00 p.m. central daylight time April 18, 2003, by calling 1-800-839-6713 and entering passcode 558 11 47 to listen.

Additional financial information to be referenced in the conference call can be found at www.micorp.com, Investor Relations, Presentations, 1st Quarter 2003 Supplemental Financial Information, after 8:00 a.m. on April 11.

[Quarterly Statistical Data attached]

M&I Corporation Financial Information (unaudited)

	Three Months Ended
	March 31,	March 31,	Percent
	2003	2002	Change
PER SHARE DATA (a)
Diluted:
Net Income	$0.56	$0.53	5.7%
Income as Adjusted (b)	0.57	0.53	7.5
Basic:
Net Income	0.57	0.55	3.6
Income as Adjusted (b)	0.57	0.55	3.6
Dividend Declared	0.160	0.145	10.3
Book Value	13.89	12.42	11.8
Diluted Shares Outstanding (millions)	227.8	219.5	3.8

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$272.5	$248.3	9.7%
Provision for Loan and Lease Losses	25.7	15.2	69.1

Data Processing Services:
e-Finance	40.2	33.8	18.9
Financial Technology Solutions	116.9	111.2	5.1
	______________	_______________
Total Data Processing Services	157.1	145.0	8.3
Item Processing	10.3	10.3	0.0
Trust Services	30.0	31.0	-3.2
Service Charge on Deposits	26.2	25.6	2.3
Mortgage Banking	17.5	9.4	86.2
Net Investment Securities Gains (Losses)	1.6	(0.7)	n.m.
All Other	47.7	38.4	24.2
	______________	_______________
Total Non-Interest Revenues	290.4	259.0	12.1

Salaries and Employee Benefits	194.5	179.5	8.4
Occupancy and Equipment	46.5	45.6	2.0
Intangible Amortization	6.9	4.3	60.5
Other	85.2	84.2	1.2
	______________	_______________
Total Non-Interest Expenses	333.1	313.6	6.2

Tax Equivalent Adjustment	8.0	8.0	0.0
	______________	_______________
Pre-Tax Earnings	196.1	170.5	15.0
Income Taxes	66.6	54.9	21.3
	______________	_______________
Income as Adjusted (b)	129.5	115.6	12.0
	==============	===============
Adjustments (b)	(1.5)	0.0	n.m.
	______________	_______________
Net Income	$128.0	$115.6	10.7%
	==============	===============

KEY RATIOS

Net Interest Margin(FTE) / Avg. Earning Assets	3.79%	4.09%	-7.3%
Interest Spread (FTE)	3.46	3.66	-5.5

Efficiency Ratio	59.6	61.8	-3.6
Efficiency Ratio without Metavante	48.5	50.7	-4.3

Return on Assets	1.59	1.72	-7.6
Return on Equity	16.75	18.04	-7.2
Return on Assets - Income as Adjusted (b)	1.61	1.72	-6.4
Return on Equity - Income as Adjusted (b)	16.95	18.04	-6.0

Equity / Assets (End of Period)	9.41	9.53	-1.3

Notes: (a) Prior periods have been restated for the 2 for 1 stock split effective 6-17-02. (b) See reconciliation of Income as Adjusted to Net Income.

M&I Corporation Financial Information (unaudited)

	As of
	March 31,	March 31,	Percent
ASSETS ($millions)	2003	2002	Change
Cash & Due From Banks	$958	$714	34.2%
Trading Securities	22	7	214.3
Short - Term Investments	274	1,229	-77.7
Investment Securities	5,278	4,240	24.5
Loans and Leases:
Commercial Loans & Leases	7,399	6,517	13.5
Commercial Real Estate	7,716	6,078	26.9
Residential Real Estate	2,818	2,497	12.9
Home Equity Loans & Lines	4,118	3,517	17.1
Personal Loans and Leases	2,149	1,676	28.2
	______________	_______________
Total Loans and Leases	24,200	20,285	19.3
Reserve for Loan & Leases Losses	(338)	(284)	19.0
Premises and Equipment, net	439	417	5.3
Goodwill and Intangibles	1,094	731	49.7
Other Assets	1,322	1,221	8.3
	______________	_______________
Total Assets	$33,249	$28,560	16.4%
	==============	===============

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,278	$3,382	26.5%
Bank Issued Interest Bearing Activity	10,138	8,851	14.5
Bank Issued Time	3,483	3,562	-2.2
	______________	_______________
Total Bank Issued Deposits	17,899	15,795	13.3
Wholesale Deposits	3,427	2,034	68.5
	______________	_______________
Total Deposits	21,326	17,829	19.6
Short - Term Borrowings	5,511	5,609	-1.7
Long - Term Borrowings	2,272	1,523	49.2
Other Liabilities	1,011	876	15.4
Shareholders' Equity	3,129	2,723	14.9
	______________	_______________
Total Liabilities & Shareholders' Equity	$33,249	$28,560	16.4%
	==============	===============

	Three Months Ended
	March 31,	March 31,	Percent
	2003	2002	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$764	$650	17.5%
Trading Securities	18	10	80.0
Short - Term Investments	257	1,086	-76.3
Investment Securities	5,081	4,162	22.1
Loans and Leases:
Commercial Loans & Leases	7,221	6,258	15.4
Commercial Real Estate	7,611	5,853	30.0
Residential Real Estate	2,798	2,477	13.0
Home Equity Loans and Lines	4,048	3,176	27.5
Personal Loans and Leases	2,222	1,687	31.7
	______________	_______________
Total Loans and Leases	23,900	19,451	22.9
Reserve for Loan & Leases Losses	(345)	(280)	23.2
Premises and Equipment, net	444	400	11.0
Goodwill and Intangibles	1,089	635	71.5
Other Assets	1,427	1,229	16.1
	______________	_______________
Total Assets	$32,635	$27,343	19.4%
	==============	===============

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$3,860	$3,184	21.2%
Bank Issued Interest Bearing Activity	10,037	8,532	17.6
Bank Issued Time	3,567	3,532	1.0
	______________	_______________
Total Bank Issued Deposits	17,464	15,248	14.5
Wholesale Deposits	3,683	1,784	106.4
	______________	_______________
Total Deposits	21,147	17,032	24.2
Short - Term Borrowings	3,610	4,474	-19.3
Long - Term Borrowings	3,698	2,428	52.3
Other Liabilities	1,080	810	33.3
Shareholders' Equity	3,100	2,599	19.3
	______________	_______________
Total Liabilities & Shareholders' Equity	$32,635	$27,343	19.4%
	=============	===============
M&I Corporation Financial Information (unaudited)

	Three Months Ended
	March 31,	March 31,	Percent
	2003	2002	Change
CREDIT QUALITY (a)

Net Charge-Offs (Recoveries) ($millions)	$25.8	$11.2	130.4%
Net Charge-Offs (Recoveries) / Average Loans & Leases	0.44%	0.23%
Loan and Lease Loss Reserve ($millions)	$338.3	$284.2	19.0%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.40%	1.40%
Non-Performing Loans & Leases (NPL)($millions)	$212.1	$170.3	24.5%
NPL's / Period-End Loans & Leases	0.88%	0.84%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	159%	167%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.70%	5.40%
Commercial Real Estate	5.96	6.85
Residential Real Estate	6.39	7.21
Home Equity Loans and Lines	5.96	6.93
Personal Loans and Leases	5.76	7.21
	______________	_______________
Total Loans and Leases	5.61	6.47
Investment Securities	5.52	7.32
Trading Securities	1.48	2.58
Short - Term Investments	1.16	1.66
	______________	_______________
Interest Income(FTE) / Avg. Interest Earning Assets	5.56%	6.40%
	==============	===============
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	0.90%	1.30%
Bank Issued Time	2.70	3.74
	______________	_______________
Total Bank Issued Deposits	1.37	2.01
Wholesale Deposits	1.84	2.50
	______________	_______________
Total Interest Bearing Deposits	1.47	2.08
Short - Term Borrowings	2.48	3.52
Long - Term Borrowings	4.63	5.07
	______________	_______________
Interest Expense / Avg. Interest Bearing Liabilities	2.10%	2.74%
	==============	===============
Net Interest Margin(FTE) / Avg. Earning Assets	3.79%	4.09%
	==============	===============
Interest Spread (FTE)	3.46%	3.66%
	==============	===============

Notes: (a) Includes Loans past due 90 days or more (b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Income as Adjusted to Net Income

Income as Adjusted	$129.5	$115.6

Acquisition and Transition Related
Charges - Metavante	(1.5)	0.0
	______________	_______________
Net Income	$128.0	$115.6
	==============	==============

METAVANTE CORPORATION METRICS (000's)

e-Finance
Bill Payment Transactions	20,406	9,919	105.7%
Bill Payment Active Consumers	918	405	126.7

Consumer eBanking Users	536	470	14.1

Financial Technology
EFT Transactions Switched/Routed	281,019	220,542	27.4
Debit Transactions Authorized/Settled	168,307	138,286	21.7

Financial Technology Transactions	1,810,537	1,546,564	17.1